Exhibit 10.3

                       REVOLVING LINE OF CREDIT AGREEMENT



         THIS REVOLVING LINE OF CREDIT AGREEMENT (the "Agreement"), is entered into as of June 26, 1997, between COLONIAL DOWNS, L.P., a Virginia limited partnership (the "Borrower"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank").


         The Borrower and the Bank, with the intent to be legally bound, agree as follows:


         1. Loan. The Bank hereby agrees to make available to the Borrower a $5,000,000 line of credit (the "Line of Credit"). The availability of the Line of Credit is subject to the following terms and conditions:


                  1.1 Commitment. The Bank hereby agrees to make advances ("Loans") to the Borrower under the Line of Credit in an aggregate amount not to exceed $5,000,000 at any one time outstanding, subject to reduction as set forth in Section 1.15 hereof. The Line of Credit shall be available for a period of three (3) years from the date hereof to June 30, 2000, subject to the Borrower's extension options as set forth in Section 1.15 hereof (such date, as the same may be extended in accordance with the provisions hereof, being hereinafter called the "Expiration Date"). Subject to the terms and conditions hereof, the Borrower shall have the right to borrow, repay and reborrow amounts hereunder during the period of the Line of Credit; provided that principal amounts outstanding and all accrued unpaid interest under the Line of Credit shall be repaid in full on or before the Expiration Date. Notwithstanding anything contained herein to the contrary, a portion of the Line of Credit, in the amount of $300,000 (the "Restricted Amount") shall not be available for disbursement until such time as the Borrower shall have been released from its obligations under the Amended and Restated Performance Guaranty Agreement dated February 27, 1997 (the "Performance Guaranty") between the Borrower and the Virginia Racing Commission (the "Commission"), provided that the Restricted Amount shall be available for disbursement to Borrower, subject to the other terms and conditions hereof, for the purpose of reimbursing Borrower for any amount paid by Borrower to the Commission pursuant to the Performance Guaranty.


                  1.2 Note. The Borrower's obligation to repay the Loans shall be evidenced by a promissory note substantially in the form of Exhibit "A" hereto (the "Note").


                  1.3 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower as direct extensions of credit from the Bank to fund working capital needs of the Borrower and other general partnership purposes.


                  1.4 Advance Procedures. The Borrower may request Loans hereunder upon giving written notice to the Bank by 11:00 A.M. (Pittsburgh, Pennsylvania time) (i) on the

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Business Day prior to the proposed advance, in the case of Loans bearing interest at the Base Rate and (ii) two (2) Business Days (as hereinafter defined) prior to the proposed Loan, in the case of Loans bearing interest at the Euro-Based Rate (as hereinafter defined).

                  1.5 Interest Rate Options. All amounts outstanding under the Note shall bear interest at a rate per annum selected by the Borrower from the interest rate options set forth below; it being understood that the Borrower may select different options (each such option to which the Euro-Based Rate shall apply shall be hereinafter called a "Euro-Rate Option" and the option to which the Base Rate shall apply shall be hereinafter called the "Base Rate Option") to apply simultaneously to different portions of the Loans and may select up to six
(6) different interest periods to apply simultaneously to different portions of the Loans bearing interest at the Base Rate or the Euro-Based Rate as set forth below provided, however, that no more than five (5) Borrowing Tranches subject to a Euro-Rate Option, shall be permitted.


                  (i) Base Rate. A rate per annum (computed on the basis of a year of 365 or 366 days, as applicable), equal to the sum of one and one-half percent (1.5%) plus the rate of interest announced from time to time by the Bank at its principal office as its prime rate, which rate may not be the lowest interest rate then being charged commercial borrowers by the Bank (the "Prime Rate"). If and when the Prime Rate changes, the rate of interest on the Base Rate Loan will change automatically without notice to the Borrower, effective on the date of any such change.


                  (ii) Euro-Based Rate. A rate per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) (the "Euro-Based Rate") equal to the sum of (A) the Euro-Rate plus (B) three percent (3.0%) per annum, for the Euro-Rate Interest Period in an amount equal to the advance and having a comparable maturity as determined at or about 9:30 a.m. Eastern time two (2) Business Days prior to the commencement of the Euro-Rate Interest Period. For the purpose hereof, the following terms shall have the following meanings:


                                "Borrowing Tranche" shall mean (i) portions of
                       the Loans to which a Euro-Rate Option applies by reason of the selection of, conversion to or renewal of such Interest Rate Option on the same day and having the same Interest Period, and (ii) the portion of the Loans to which the Base Rate Option applies by reason of the selection of or conversion to such interest rate option. Each Loan subject to a Euro-Rate Option shall be in the minimum amount of $500,000, and each Loan subject to the Base Rate Option shall be in the minimum amount of $100,000.


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                                "Business Day" shall mean any day other than a
                       Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania.


                                "Conditional Default" shall mean an event or
                       condition which, with the passage of time, the giving of notice, or a determination by the Bank, as provided herein, or any combination of the foregoing, would constitute an Event of Default [as defined in the Construction Loan Agreement of even date herewith between the Borrower and the Bank (the "Construction Loan Agreement")].


                                "Consequential Loss" shall mean an amount equal
                       to the present value (as determined by Bank) of the product of (a) the positive difference resulting from subtracting the interest rate for a portion of the Loans subject to the Euro-Rate Option which would be applicable to a similarly sized Borrowing Tranche determined on the day of prepayment for a period of time commencing on the date of prepayment and terminating on the last day of the Euro-Rate Interest Period for the Borrowing Tranche being prepaid from the interest rate for the Euro-Rate Option actually in effect for the Borrowing Tranche being prepaid; and (b) the amount of the Borrowing Tranche; and
                       (c) a fraction with a numerator equal to the number of days remaining in the Euro-Rate Interest Period of the Borrowing Tranche being prepaid and a denominator of 360. Any certificate of Bank delivered to Borrower setting forth the amount of Consequential Loss as provided herein shall show the calculations required to determine such Consequential Loss and shall be conclusive and binding, absent manifest error, as to such amount and determination.


                                "Euro-Rate" shall mean, with respect to any Loan
                       for any Euro-Rate Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upward to the nearest 1/16th of 1% per annum) (i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the "offered" eurodollar rate evidenced by Telerate display page 4756 as quoted by Exco Noonan, Inc. or such other display page on the Telerate System as may replace such page (or appropriate successor or, if Exco Noonan, Inc. or its successor ceases to provide such quotes, a comparable replacement as determined by the Bank) two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such Loan and having a borrowing date and a maturity comparable to such Euro-Rate Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:


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                                Telerate display page 4756 as quoted by Exco
                       Noonan, Euro-Rate = Inc. or appropriate successor 1.00 - Euro-Rate Reserve Percentage

                                "Euro-Rate Interest Period" shall mean the
                       period of one, two, three, four, six or twelve months selected by the Borrower commencing on the date of disbursement of a Loan and each successive period selected by the Borrower thereafter; provided, that if a Euro-Rate Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless such day falls in the succeeding calendar month in which case the Euro-Rate Interest Period shall end on the next preceding Business Day. In no event shall any Euro-Rate Interest Period end on a day after the Expiration Date.

                                "Euro-Rate Reserve Percentage" shall mean the
                       maximum effective percentage (expressed as a decimal rounded upward to the nearest 1/100th of 1%) applicable to the Bank, which is in effect during any relevant period, as specified by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserves) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such system with deposits exceeding Five Billion Dollars ($5,000,000,000). Each determination by the Bank of a Euro-Rate Reserve Percentage, in the absence of manifest error, shall be conclusive and binding.

                                "Law" shall mean any law (including common law),
                       or constitution, statute, treaty, regulation, rule, ordinance, or order, applicable to Borrower or the Bank, as the context so indicates, or any injunction, writ, decree or award of any Official Body having jurisdiction over or otherwise applicable to the Borrower, or the Bank as the context so indicates, or applicable to any of the security for the Loans.

                                "Official Body" shall mean any national,
                       federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  1.6 Payment of Interest. The Borrower shall pay accrued interest on the unpaid principal balance of the Note in arrears at the applicable rate or rates on (i) the first day of each month during the term hereof, (ii) at maturity, whether by acceleration or otherwise of the Note, and (iii) after maturity, on demand until paid in full.

                  1.7 Interest Rate Election. The Borrower shall notify the Bank of each election of an interest rate option, each conversion from one interest rate option to another, the



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amount of the Loans then outstanding to be allocated to each interest rate option and where relevant the Euro-Rate Interest Periods. Any election of or conversion to a Euro-Rate Option shall be made by oral or written notice by the Borrower to the Bank by 11:00 A.M. (Pittsburgh, Pennsylvania time) two (2) Business Days prior to the commencement of the applicable Euro-Rate Interest Period followed promptly thereafter by the Borrower's written confirmation to the Bank of any oral notice. Any such election shall be promptly confirmed in writing by such method as the Bank may require.

                  1.8 Default Rate and Late Payment Charge. After the principal amount of all or any part of the Loans shall have become due and payable, whether by acceleration or otherwise, all the Loans shall thereafter bear interest at a rate per annum which shall be four percent (4%) per annum above the Prime Rate. In addition, Borrower shall pay upon demand by Bank a late payment charge equal to five percent (5%) of the amount of any payment due under the Line of Credit, which is not received by the Bank within ten (10) days after the date such payment is due. The Borrower acknowledges that the increased interest rate and the late payment charge provided for herein reflect, among other things, the fact that the Line of Credit has become a substantially greater risk given its default status and that the Bank is entitled to additional compensation for such risk.

                  1.9 Fees.

                  (a) On even date herewith, the Borrower shall pay to the Bank a commitment fee in the amount of $75,000.

                  (b) Upon the exercise of each Extension Option, the Borrower shall pay to the Bank an extension fee (each being herein called an "Extension Fee") in an amount equal to one-half of one percent (0.5%) of the maximum principal amount of the Line of Credit outstanding and available to the Borrower during the applicable Extension Period.

                  1.10 Euro-Rate Unascertainable.

                  (a) If, on any date on which a Euro-Rate would otherwise be determined, the Bank shall have determined (which determination shall be conclusive absent manifest error) that:


                  (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

                  (ii) an event or condition has occurred which materially and adversely affects the applicable U.S. eurodollar markets, or

                  (b) If, at any time, Bank shall have determined (which determination shall be conclusive absent manifest error) that:

                  (i) the making, maintenance or funding of any portion of the Loans to which a Euro-Rate Option applies has been made impracticable or


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unlawful if Bank complies in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                  (ii) such Euro-Rate will not adequately and fairly reflect the cost to the Bank of the establishment or maintenance of any portion of the Loans to which a Euro-Rate Option applies, or

                  (iii) after making all reasonable efforts, deposits of the relevant amount in U.S. dollars for the relevant Interest Period for any portion of the Loans to which a Euro-Rate Option applies are not available to Bank in the applicable U.S. eurodollar markets, hen, in the case of any event specified in subsection (a) or (b) above, the Bank shall promptly so notify the Borrower thereof. Upon such date as shall be specified in any such notice (which shall not be earlier than the date such notice is given) the obligation of the Bank to allow the Borrower to select, convert to or renew a Euro-Rate Option or, in the case of an existing Euro-Rate Option which shall be unlawful for the Bank to maintain, to continue such Euro-Rate Option, shall be suspended until the Bank shall have later notified the Borrower of the Bank's determination (which determination shall be conclusive absent manifest error) that the circumstances giving rise to such previous determination no longer exist. If at any time the Borrower receives notice from the Bank as provided for in this Section 1.10 whether or not any Euro-Rate Option has gone into effect, such notification shall, subject to the Borrower's indemnification obligations under Section 1.14, be deemed to provide for selection of, conversion to or renewal of the Base-Rate Option.

                  1.11 Selection of Interest Rate Options. If the Borrower fails to select a Euro-Rate Interest Period in accordance with the provisions of
Section 1.7 in the case of a portion of the Loans to which a Euro-Rate Option applies, the Borrower shall be deemed to have converted such portion of the Loans to the Base Rate Option. If an Event of Default shall occur and be continuing, the Bank may in its discretion limit the Borrower to the Default Rate.

                  1.12 Optional Prepayments. The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part on the dates set forth below without premium or penalty (except as provided below or in Section 1.14(b) hereof):

                  (i) on any Business Day with respect to any portion of the Loans to which the Base Rate Option applies;

                  (ii) on the last day of the applicable Euro-Rate Interest Period with respect to any portion of the Loans to which a Euro-Rate Option applies; or


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                  (iii) with the Bank's prior approval, on any Business Day of a
                        Euro-Rate Interest Period with respect to any portion of the Loans to which a Euro-Rate Option applies, provided such prepayment is accompanied by an amount sufficient to compensate the Bank for all Consequential Loss and other costs and losses reimbursable under Section 1.14(b).

        Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Bank at least five (5) Business Days prior to the date of prepayment setting forth the date, which shall be a Business Day, on which the proposed prepayment is to be made, and the total principal amount of such prepayment, which shall not be less than $100,000. All prepayment notices shall be irrevocable. The principal amount of the portion of the Loans for which a prepayment notice is given shall be due and payable on the date specified in such prepayment notice.

                  1.13 Application Among Interest Rate Options. All payments permitted or required pursuant to Section 1.12 shall be applied among the interest rate options first to the principal amount of the Loans subject to a Base Rate Option, then to the principal amount of the Loans subject to a Euro-Rate Option. In accordance with Section 1.14(b), the Borrower shall indemnify the Bank for any loss or expense including loss of margin incurred with respect to any such prepayments applied against any portion of the Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Euro-Rate Interest Period, provided that, to the extent that the outstanding principal balance which is subject to the Base Rate Option is less than the amount of the applicable payment, then, at the election of Borrower so long as no Event of Default or Conditional Default shall then exist, such payment and any interest earned thereon, if applicable, shall be applied against such Borrowing Tranches subject to the Euro-Rate Option as Borrower may choose, to the extent of such insufficiency, subject to Borrower's obligation to indemnify the Banks pursuant to Section 1.14(b), or shall be held by Bank in an interest-bearing escrow account pending the termination of the next Borrowing Tranche subject to a Euro-Rate Option.

                  1.14 Additional Compensation in Certain Circumstances.

                  (a) Increased Costs or Reduced Return on Borrowing Tranches Subject to a Euro-Rate Option Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. With respect to Borrowing Tranches subject to the Euro-Rate Option, if any future Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                  (i) subjects Bank to any tax or charge with respect to this Agreement, the Note, the Loans or payments by the Borrower of principal, interest, or other amounts due from the Borrower hereunder or under the Note (except for taxes on the overall net income of the Bank, any corporate franchise tax imposed on the Bank or any withholding tax imposed by the United States of America),

                  (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisition of funds by, any Bank, or

                  (iii) imposes, modifies or deems applicable any capital
                        adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, the Bank, or (B) otherwise applicable to the obligations of the Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expenses (including loss of margin) upon the Bank with respect to this Agreement, the Note or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on the Bank's capital, taking into consideration the Bank's customary policies with respect to capital adequacy) by an amount which the Bank in its sole discretion deems to be material, the Bank may from time to time notify the Borrower of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by the Bank (which determination shall be conclusive absent manifest error) to be necessary to compensate the Bank for such increase in cost, reduction of income or additional expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by Borrower to the Bank within ten (10) Business Days after such notice is given; provided, however, that if the Bank demands compensation under this Section 1.14, Borrower may at any time upon two (2) Business Days' prior notice to the Bank (a) give notice to the Bank that it is canceling such Borrowing Tranches subject to a Euro-Rate Option, whereupon each such Borrowing Tranche so canceled shall terminate and the Borrower shall be obligated to compensate the Bank as provided in this Section 1.14(a) above and to indemnify the Bank as provided in subsection 1.14(b) below and to pay the Bank upon demand an amount equal to all Consequential Loss, if any, resulting therefrom, and (b) convert such Borrowing Tranches subject to the Euro-Rate Option to the Base Rate Option.

                  (b) Indemnity. In addition to the compensation required by subsection (a) of this Section 1.14, the Borrower shall indemnify the Bank against any loss or expense (including Consequential Loss, loss of margin, any loss incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by the Bank to


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fund or maintain a portion of the Loans subject to the Euro-Rate Option) which the Bank sustains or incurs as a consequence of any

                  (i) payment, prepayment, conversion or renewal of any portion of the Loans to which the Euro-Rate Option applies on a day other than the last day of an Euro-Rate Interest Period (whether or not such payment or prepayment is mandatory or automatic and whether or not such payment or prepayment is then due), or

                  (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice relating to the selection of the Euro-Rate Option under Section 1.11 or prepayments under Section 1.12.

If the Bank sustains or incurs any such loss or expense it shall from time to time notify the Borrower of the amount determined in good faith by the Bank (which determination shall be conclusive absent manifest error and may include such assumptions, allocations of costs and expenses and averaging or attribution methods as the Bank shall deem reasonable) to be necessary to indemnify the Bank for such loss or expense within three (3) months of the Bank becoming aware of such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to the Bank ten (10) Business Days after such notice is given.

        1.15 Extension Option.

        If the Conditions for Extension (as hereinafter defined) are satisfied on the date of exercise of the applicable Extension Option (as hereinafter defined) and remain satisfied on the date of the commencement of the applicable Extension Period (as hereinafter defined), the Borrower shall have the right to extend the Expiration Date for two (2) successive periods of twelve (12) months each (each such twelve (12) month period being hereinafter called an "Extension Period" and each right to so extend being hereinafter called an "Extension Option"). Borrower shall provide the Bank with written notice of its election to extend the then-applicable Expiration Date in the form attached hereto as Exhibit B not more than one-hundred eighty (180) days nor less than thirty (30) days prior to the then-applicable Expiration Date. If Borrower desires to exercise an Extension Option but Condition for Extension (h) is not satisfied, the Borrower may satisfy the failure of such condition by making a permanent principal payment with respect to the Construction Loan (as hereinafter defined), within thirty (30) days following the Bank's determination of such failure, but in no event later than the then-applicable Expiration Date, in the amount required to reduce the outstanding principal balances of the Construction Loan and the Line of Credit to the amount where such condition is satisfied (the "Reduced Availability Limit"), subject to Borrower's simultaneous payment of any Consequential Loss caused thereby. For the purposes hereof, the term "Conditions for Extension" shall mean the following conditions: (a) no Remedies Event (as defined in the Construction Loan Agreement), shall have occurred and be continuing; (b) no Conditional Default shall have occurred which shall remain uncured on the date of the commencement of the applicable Extension Period; (c) the applicable Extension Fee shall be paid by the Borrower to the Bank simultaneously with the exercise of the applicable Extension Option; (d) on or before


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the date of commencement of the applicable Extension Period, Borrower shall reduce the outstanding principal balance to a maximum of (i) Four Million Dollars ($4,000,000) following the exercise of the first Extension Option and the aggregate principal amount available pursuant to the Line of Credit during the first Extension Period shall be limited to such amount, and (ii) Three Million Dollars ($3,000,000) following the exercise of the second Extension Option, and the aggregate principal amount available pursuant to the Line of Credit during the second Extension Period shall be limited to such amount; (e) all licenses and permits of the Borrower shall remain in full force and effect;
(f) construction of the Improvements (as defined in the Construction Loan Agreement) shall have been completed; (g) the Payment Guaranties (as defined in the Construction Loan Agreement) shall remain in full force and effect, and shall remain enforceable in accordance with their terms against the Guarantors (as defined in the Construction Loan Agreement) and the Guarantors shall be in compliance with their respective financial covenants, if any; and (h) the ratio of EBITDA to Assumed Debt Service plus Capital Expenditures for Colonial Downs Holdings, Inc., a Virginia corporation ("Holdings") shall be greater than 3.5 to
1. For the purposes hereof, the term "Assumed Debt Service" shall mean the sum of all principal and interest payments for a twelve (12) month period with respect to a loan equal to the sum of the maximum amount available under the Line of Credit during the applicable Extension Period and the outstanding principal balance of the Construction Loan on the date of exercise of the applicable Extension Option which payments are based upon a twenty (20) year mortgage-style amortization schedule of such sum, assuming an interest rate per annum equal to two and one-half percent (2.5%) above the "weekly average yield" on United States Treasury Securities adjusted to a constant maturity of ten (10) years, as published in the Release five (5) Business Days prior to the date of determination (in the event that the Release is no longer published, a reasonable equivalent substitute therefor as may be selected by the Bank in its reasonable discretion shall be utilized and further in the event that if the Release is not published five (5) Business Days prior to the date of determination, then the Release as published on the most recent date prior thereto shall be utilized). For the purposes hereof, the term "Release" shall mean the Federal Reserve Statistical Release H.15(519) titled "Selected Interest Rates." For the purposes hereof, the term "Capital Expenditures" shall mean all recurring capital expenditures in the ordinary course of business made by the Borrower during the four (4) calendar quarters preceding the exercise of the applicable Extension Option determined in accordance with GAAP and limited to the amount of the annual capital expenditure budget prepared by Borrower and approved by the Bank in accordance with Section 4.4 hereof.

        2. Security. The security for repayment of the Loans shall include but not be limited to the collateral, guaranties and other documents heretofore, contemporaneously or hereafter executed and delivered to the Bank (the "Security Documents"), which shall secure repayment of the Loans, and the Note and the Construction Loan Agreement providing for the $10,000,000 Construction Loan made by the Bank to the Borrower ( the "Construction Loan") as evidenced by that certain Deed of Trust Note of even date herewith from Borrower to the Bank in the principal amount of $10,000,000 the ("Deed of Trust Note"), and any amendments, extensions, renewals or increases and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses (hereinafter referred to collectively as the "Obligations"). The Security Documents shall include, without limitation, the following documents as defined in the Construction Loan
Agreement:

                  (a)  the Deed of Trust;

                  (b)  the Assignment of Leases and Rents;

                  (c)  the Assignment of Construction and Development Documents;

                  (d)  the Assignment of Development Agreement;

                  (e)  the Pledge Agreements;

                  (f)  the Environmental Indemnity;

                  (g)  the Financing Statements;

                  (h)  the Guaranties; and

                  (i)  the Assignment of Management Agreement.

This Agreement, the Note and the Security Documents are collectively referred to as the "Loan Documents."

        3. Representations and Warranties. The Borrower hereby makes the representations and warranties set forth in Article 8 of the Construction Loan Agreement, which shall be continuing in nature and remain in full force and effect until the Obligations are paid in full, and which shall be true and correct.

        4. Affirmative Covenants. The Borrower agrees that from the date of execution of this Agreement until all Obligations have been fully paid and any commitments of the Bank to the Borrower with respect to the Loans or Construction Loan have been terminated, the Borrower will comply at all times with the Affirmative Covenants set forth in Article 4 of the Construction Loan Agreement.

        5. Negative Covenants. The Borrower covenants and agrees that from the date of execution of this Agreement until all Obligations have been fully paid and any commitments of the Bank to the Borrower with respect to the Loans or the Construction Loan have been terminated, the Borrower will comply at all times with the Negative Covenants set forth in Article 5 of the Construction Loan Agreement.

        6. Remedies Event. For the purposes hereof, the term "Event of Default" shall have the meaning ascribed thereto in the Construction Loan Agreement. Upon the occurrence of a Remedies Event, the Bank will have all rights and remedies specified in the Loan Documents and all rights and remedies (which are cumulative and not exclusive) available under applicable law or in equity.

        7. Conditions. The Bank's obligation to make any advance under the Loans is subject to the conditions that as of the date of the advance:

                  7.1 No Remedies Event. No Remedies Event or Conditional Default shall have occurred and be continuing.

                  7.2 Receipt and Remedies of Loan Documents. The Bank shall have received the Loan Documents and such other instruments and documents which the Bank may reasonably request in connection with the transactions provided for in this Agreement, duly executed by the appropriate parties, and, where applicable, such documents shall have been recorded or filed in the appropriate offices.

                  7.3 Additional Materials. The Borrower shall have furnished to the Bank at the Borrower's sole cost and expense the items set forth on Exhibit E to the Construction Loan Agreement, all of which shall be in form and content reasonably satisfactory to the Bank and its legal counsel.

                  7.4 Closing on Construction Loan. The Borrower and the Bank shall have executed and delivered the Construction Loan Agreement and all conditions to the disbursement of funds thereunder shall have been satisfied.

        8. Expenses. The Borrower agrees to pay the Bank, upon the closing of this Agreement, and otherwise on demand, all reasonable costs and expenses incurred by the Bank in connection with the (i) preparation, negotiation and delivery of this Agreement and the other Loan Documents, and any modifications thereto, and (ii) collecting the loan or instituting, maintaining, preserving, enforcing and foreclosing the security interest in any of the collateral securing the Loan, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement, including reasonable fees and expenses of counsel (which may include costs of in-house counsel), expenses for auditors, appraisers and environmental consultants, lien searches, recording and filing fees and taxes.

        9. [Intentionally Omitted]

        10. Miscellaneous.

                  10.1 Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be given in the manner set forth in Section 11.6 of the Construction Loan Agreement.

                  10.2 Preservation of Rights. No delay or omission on the part of the Bank to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power or any acquiescence therein, nor will the action or inaction of the Bank impair any right or power arising hereunder. The Bank's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

                  10.3 Illegality. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  10.4 Changes in Writing. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom, will in any event be effective unless the same is in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

                  10.5 Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  10.6 Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

                  10.7 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Borrower may not assign this Agreement in whole or in part without the prior written consent of the Bank and the Bank at any time may assign this Agreement in whole or in part upon the terms and conditions set forth in Section
11.11 of the Construction Loan Agreement.

                  10.8 Interpretation. In this Agreement, unless the Bank and the Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or," the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement unless otherwise indicated; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Whenever the Bank is granted the right herein to act in its sole discretion or to grant or withhold consent or approval, such right shall be exercised in good faith. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP. If this Agreement is executed by more than one party as Borrower, the obligations of such persons or entities will be joint and several.

                  10.9 Governing Law. This Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the Laws of the Commonwealth of Pennsylvania without regard to its conflicts of laws principles.

                  10.10 Indemnity. The Borrower agrees to indemnify each of the Bank, its directors, officers and employees and each legal entity, if any, who controls the Bank (the "Indemnified Parties") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, all fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to in this Agreement or in the other Loan Documents by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, which arises out of or relates to this Agreement, any other Loan Document, or the use of the proceeds of the Loan; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses resulting from an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Agreement, payment of any Loan and assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such action or claim.

                  10.11 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 OF THE CONSTRUCTION LOAN AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. THE BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.

                  10.12 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK EACH WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS RELATED TO ANY OF THE LOAN DOCUMENTS. THIS WAIVER IS KNOWINGLY,

INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND THE BANK AND EACH ACKNOWLEDGES THAT NONE OF THE BORROWER OR THE BANK NOR ANY PERSON ACTING ON BEHALF OF EITHER OF THEM HAS OR HAVE MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE BORROWER AND THE BANK EACH FURTHER ACKNOWLEDGES THAT EACH OF THEM HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED BY ITS OWN FREE WILL, AND THAT BORROWER AND THE BANK EACH HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE BORROWER AND THE BANK EACH AGREES THAT THE OBLIGATIONS EVIDENCED BY THIS AGREEMENT ARE EXEMPTED TRANSACTIONS UNDER THE TRUTH-IN-LENDING ACT, 15 U.S.C. SECTION 1061, ET SEQ. THE BORROWER AND THE BANK EACH FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING OF THIS WAIVER PROVISION.

                               [REMAINDER OF PAGE
                            LEFT INTENTIONALLY BLANK]

        WITNESS the due execution hereof as a document under seal, as of the date first written above.

WITNESS / ATTEST:                  COLONIAL DOWNS, L.P., a Virginia limited
                                   partnership

                                   By:  STANSLEY RACING CORP., a Virginia
                                        corporation, its sole general partner.

                                   By:  /s/ Jeffrey P. Jacobs
                                       --------------------------
  Name:  _____________________     Name:  Jeffrey P. Jacobs
  Title: _____________________     Title: CEO


  [CORPORATE SEAL]



                                   PNC BANK, NATIONAL ASSOCIATION

                                   By:  /s/ Brad J. Carpenter
                                       --------------------------
                                   Name:  Brad J. Carpenter
                                   Title:
                                          -----------------------
                                                            (SEAL)

                                    EXHIBIT A

                      FORM OF REVOLVING LINE OF CREDIT NOTE

                                    EXHIBIT B

                              REQUEST FOR EXTENSION

  To:  PNC Bank, National Association           Borrower: Colonial Downs, L.P.
       One PNC Plaza
       249 Fifth Avenue                         Project: Colonial Downs
       P1-POPP-19-2
       Pittsburgh, Pennsylvania  15222-2707     Loan No. __________________
       Attention:  Real Estate Banking

  The undersigned hereby requests that you extend the maturity date of the above referenced loan ("Loan") to June 30, ____ pursuant to the provisions in the Revolving Line of Credit ("Agreement") dated June 26, 1997, between COLONIAL DOWNS, L.P. as "Borrower" and PNC BANK, NATIONAL ASSOCIATION as "Bank" (all capitalized terms employed herein shall have the meanings ascribed thereto in the Agreement unless defined to the contrary herein). This loan is evidenced by a Revolving Line of Credit Note dated June 26, 1997 in the face amount of $15,000,000, and other Loan Documents. The Borrower warrants and represents that all Conditions for Extension have been satisfied and that the ratio of EBITDA to Assumed Debt Service plus Capital Expenditures for Holdings as calculated for the twelve (12) month period ending on the preceding December 31, is ____ to 1.

  The undersigned agrees to execute whatever additional documents (including, without limitation, an Extension Agreement) which may be required in order to implement or to clarify the terms of this extension or to preserve and maintain the security granted in connection with the Loan.

  Pursuant to the terms of the Agreement, enclosed is the extension fee in the amount of $______________.


  Date: _______, 2000                  COLONIAL DOWNS, L.P.,
                                       a Virginia limited partnership

                                       By: STANSLEY RACING CORP.,
                                           a Virginia Corporation,
                                           its sole general partner

  ATTEST/WITNESS:                      By:
                                           ---------------------------

  ---------------------------          Title:
                                              ------------------------